UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 27, 2010 (October 22, 2010)

FIFTH SEASON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53141	26-0855681
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

C-22, Shimao Plaza, 9 Fuhong Lu
Futian District, Shenzhen 518033
People’s Republic of China
(Address of principal executive offices)

(86) 755 83 67 9378
(Registrant's telephone number, including area code)

DYNASTY ENERGY RESOURCES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2010, Fifth Season International, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to (i) change the name of the Company from “Dynasty Energy Resources, Inc. ” to “Fifth Season International, Inc.” and (ii) effect a 1-for-20 reverse stock split of the Company’s outstanding common stock. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The new CUSIP number for the Company’s common stock is 31679Q107. Effective as of October 28, 2010, the symbol for quotation of the Company’s common stock on the OTC Bulletin Board will be “DYERD.” The “D” will be removed 20 business days from such date.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on October 22, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2010

FIFTH SEASON INTERNATIONAL, INC.

By: /s/ Shaoping Lu
             Shaoping Lu
             Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on October 22, 2010